EXHIBIT 21

                         Subsidiaries of the Registrant

   CNL Restaurant Capital Corp. (1)                 CNL Restaurant Properties, Inc. (5)
   CNL Restaurant Capital GP Corp (2)               CNL Restaurant Investments, Inc. (6)
   CNL Financial GP Holding Corp                    CNL APF LP Corp.
   CNL Restaurant Capital LP Corp (3)               CNL APF GP Corp.
   CNL Restaurant Capital LP (4)                    CNL Restaurant Net Lease GP Holding Corp.
   CNL Restaurant Property Services, Inc.           CNL Restaurant Advisors, Inc. (7)
   CNL Financial Services GP Corp.                  CNL APF Partners, LP
   CNL Financial Services, LP                       CNL Restaurant Net Lease Holdings, LP
   CNL Financial LP Holding, LP                     RAI Restaurants, Inc.
   CNL Advisory Services, LLC                       CNL Restaurant Bond Holdings, Inc.
   Restaurant Assets, LLC                           CNL Funding 2000-A, Inc.
   CFD Holdings, LLC                                CNL Net Lease Funding 2001, Inc.
   CFD Holdings II, LLC                             Franchise Funding 2003, Inc.
   CNL RP Services, LLC                             CNL Restaurant Development Inc.
   CNL Restaurant Investors Properties, LLC         CNL Net Lease Funding 2001, LP
   CNL Net Lease Investors, GP Corp                 South Street Investments, Inc.
   CNL Funding 2001-4, Inc.                         Orange Den, LLC
   CNL Funding 2001-A, Inc.                         Maple & Main Redevelopment, LLC
   CNL Financial VII, Inc.                          Maple & Main Orlando, LLC
   CNL Financial VIII, Inc.                         CNL Funding 2000-A, LP
   CNL Financial IX, Inc.                           CNL Restaurant Bond Holdings, LP
   CNL Funding 2001-A, LP                           Franchise Funding 2003, LP
   CNL Funding 2001-4, LP                           CNL/Corral South JV
   CNL Financial VII, LP                            CNL/Chevys Annapolis JV
   CNL Net Lease Investors, LP                      CNL/Lee Vista JV
   CNL Financial VIII, LP                           CNL/MSC Indiana JV
   CNL Financial IX, LP                             CNL/MSC JV No. 752
   CNL Net Lease Funding 2003, LLC                  CNL/MSC JV No. 779
                                                    CNL/MSC JV No. 857
                                                    CNL/MSC JV No. 182
                                                    CNL/MSC JV No. 1005
                                                    CNL/MSC JV No.  740



(1)      Formerly CNL Franchise Network Corp.
(2)      Formerly CNL Franchise Network, GP Corp.
(3)      Formerly CNL Franchise Network LP Corp
(4)      Formerly CNL Franchise Network LP
(5)      Formerly CNL American Properties Fund, Inc.
(6)      Formerly CNL Restaurant Properties, Inc.
(7)      Formerly CNL Fund Advisors, Inc.